Exhibit 10.2

B. RILEY FINANCIAL, INC.

Amended and Restated 2009 Stock Incentive Plan

NOTICE OF Restricted Stock Unit AWARD

Participant’s Name and Address:

You (the “Participant”) have been granted an award of Restricted Stock Units (the “Award”), subject to the terms and conditions of this Notice of Restricted Stock Unit Award (the “Notice”), the B. Riley Financial, Inc. Amended and Restated 2009 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Restricted Stock Unit Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise provided herein, the terms in this Notice shall have the same meaning as those defined in the Plan.

Award Number
Date of Award
Vesting Commencement Date
Total Number of Restricted Stock Units Awarded (the “Units”)

Vesting Schedule:

Subject to the Participant’s Continuous Service and other limitations set forth in this Notice, the Agreement and the Plan, the Units will “vest” in accordance with the following schedule (the “Vesting Schedule”):

[____________]

In the event of the Participant’s change in status from Employee to Consultant or Director, the determination of whether such change in status results in a termination of Continuous Service will be determined in accordance with Section 409A of the Code.

During any authorized leave of absence, the vesting of the Units as provided in this schedule shall be suspended (to the extent permitted under Section 409A of the Code) after the leave of absence exceeds a period of three (3) months. The Vesting Schedule of the Units shall be extended by the length of the suspension. Vesting of the Units shall resume upon the Participant’s termination of the leave of absence and return to service to the Company or an Affiliate; provided, however, that if the leave of absence exceeds six (6) months, and a return to service upon expiration of such leave is not guaranteed by statute or contract, then (a) the Participant’s Continuous Service shall be deemed to terminate on the first date following such six-month period and (b) the Participant will forfeit the Units that are unvested on the date of the Participant’s termination of Continuous Service. An authorized leave of absence shall include sick leave, military leave, or other bona fide leave of absence (such as temporary employment by the government).

For purposes of this Notice and the Agreement, the term “vest” shall mean, with respect to any Units, that such Units are no longer subject to forfeiture to the Company. If the Participant would become vested in a fraction of a Unit, such Unit shall not vest until the Participant becomes vested in the entire Unit.

Vesting shall cease upon the date the Participant terminates Continuous Service for any reason, including death or Disability. In the event the Participant terminates Continuous Service for any reason, including death or Disability, any unvested Units held by the Participant immediately upon such termination of the Participant’s Continuous Service shall be forfeited and deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of such reconveyed Units and shall have all rights and interest in or related thereto without further action by the Participant.

IN WITNESS WHEREOF, the Company and the Participant have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.

B. Riley Financial, INC.
a Delaware corporation

By:

Name:

Title:

Date:

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE UNITS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE PARTICIPANT’S CONTINUOUS SERVICE OR AS OTHERWISE SPECIFICALLY PROVIDED HEREIN (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, NOR IN THE PLAN, SHALL CONFER UPON THE PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION OF THE PARTICIPANT’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE PARTICIPANT’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE PARTICIPANT ACKNOWLEDGES THAT UNLESS THE PARTICIPANT HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE PARTICIPANT’S STATUS IS AT WILL.

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Participant Acknowledges and Agrees:

The Participant acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Participant has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Participant further agrees and acknowledges that this Award is a non-elective arrangement pursuant to Section 409A of the Code.

The Participant further acknowledges that, from time to time, the Company may be in a “blackout period” and/or subject to applicable federal securities laws that could subject the Participant to liability for engaging in any transaction involving the sale of the Company’s Shares. The Participant further acknowledges and agrees that, prior to the sale of any Shares acquired under this Award, it is the Participant’s responsibility to determine whether or not such sale of Shares will subject the Participant to liability under insider trading rules or other applicable federal securities laws.

The Participant understands that the Award is subject to the Participant’s consent to access this Notice, the Agreement, the Plan and the Plan prospectus (collectively, the “Plan Documents”) in electronic form on the Company’s intranet or the website of the Company’s designated brokerage firm, if applicable. By signing below (or providing an electronic signature by clicking below) and accepting the grant of the Award, the Participant: (i) consents to access electronic copies (instead of receiving paper copies) of the Plan Documents via the Company’s intranet or the website of the Company’s designated brokerage firm, if applicable; (ii) represents that the Participant has access to the Company’s intranet or the website of the Company’s designated brokerage firm, if applicable; (iii) acknowledges receipt of electronic copies, or that the Participant is already in possession of paper copies, of the Plan Documents; and (iv) acknowledges that the Participant is familiar with and accepts the Award subject to the terms and provisions of the Plan Documents.

The Company may, in its sole discretion, decide to deliver any Plan Documents by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

The Participant hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Agreement shall be resolved by the Committee in accordance with Section 8 of the Agreement. The Participant further agrees to the venue and jurisdiction selection in accordance with Section 9 of the Agreement. The Participant further agrees to notify the Company upon any change in his or her residence address indicated in this Notice.

[Remainder of Page Left Intentionally Blank]

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Date:
Participant’s Signature

Participant’s Printed Name

Address

City, State & Zip

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Award Number: __________________

B. RILEY FINANCIAL, INC.

Amended and Restated 2009 Stock Incentive Plan

RESTRICTED STOCK UNIT AGREEMENT

1.         Issuance of Units. B. Riley Financial, Inc., a Delaware corporation (the “Company”), hereby issues to the Participant (the “Participant”) named in the Notice of Restricted Stock Unit Award (the “Notice”) an award (the “Award”) of the Total Number of Restricted Stock Units Awarded set forth in the Notice (the “Units”), subject to the Notice, this Restricted Stock Unit Agreement (the “Agreement”) and the terms and provisions of the B. Riley Financial, Inc. Amended and Restated 2009 Stock Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Unless otherwise provided herein, the terms in this Agreement shall have the same meaning as those defined in the Plan.

2.         Transfer Restrictions. The Units may not be transferred in any manner other than by will or by the laws of descent and distribution.

3.         Conversion of Units and Issuance of Shares.

(a)        General. Subject to Sections 3(b) and 3(c), one Share shall be issuable for each Unit subject to the Award (the “Shares”) upon vesting. Immediately thereafter, or as soon as administratively feasible, the Company will transfer the appropriate number of Shares to the Participant after satisfaction of any required tax or other withholding obligations. Any fractional Unit remaining after the Award is fully vested shall be discarded and shall not be converted into a fractional Share. Notwithstanding the foregoing, the relevant number of Shares shall be issued no later than March 15th of the year following the calendar year in which the Award vests. The Company may however, in its sole discretion, make a cash payment in lieu of the issuance of the Shares in an amount equal to the value of one Share multiplied by the number of Units subject to the Award. Effective upon the consummation of a Change in Control, the Award shall terminate unless it is assumed in connection with the Change in Control.

(b)        Delay of Conversion. The conversion of the Units into the Shares under Section 3(a) above, may be delayed in the event the Company reasonably anticipates that the issuance of the Shares would constitute a violation of federal securities laws or other Applicable Law. If the conversion of the Units into the Shares is delayed by the provisions of this Section 3(b), the conversion of the Units into the Shares shall occur at the earliest date at which the Company reasonably anticipates issuing the Shares will not cause a violation of federal securities laws or other Applicable Law. For purposes of this Section 3(b), the issuance of Shares that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not considered a violation of Applicable Law.

(c)        Delay of Issuance of Shares. The Company shall delay the issuance of any Shares under this Section 3 to the extent necessary to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain “specified employees” of certain publicly-traded companies); in such event, any Shares to which the Participant would otherwise be entitled during the six (6) month period following the date of the Participant’s termination of Continuous Service will be issuable on the first business day following the expiration of such six (6) month period.

4.         Right to Shares. The Participant shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Shares) issuable under the Award until the Award is settled by the issuance of such Shares to the Participant.

5.         Taxes.

(a)        Tax Liability. The Participant is ultimately liable and responsible for all Withholding Taxes owed by the Participant in connection with the Award, regardless of any action the Company or any Affiliate takes with respect to any Withholding Taxes that arise in connection with the Award. Neither the Company nor any Affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with any aspect of the Award, including the grant, vesting, assignment, release or cancellation of the Units, the delivery of Shares, the subsequent sale of any Shares acquired upon vesting and the receipt of any dividends or dividend equivalents. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Participant’s tax liability.

(b)        Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any Withholding Taxes, the Participant must arrange for the satisfaction of the minimum amount of such Withholding Taxes in a manner acceptable to the Company.

(i)        By Share Withholding. If permissible under Applicable Law and upon the exercise of the Company’s sole discretion, the Participant authorizes the Company to withhold from those Shares otherwise issuable to the Participant the whole number of Shares sufficient to satisfy the minimum applicable Withholding Taxes. The Participant acknowledges that the withheld Shares may not be sufficient to satisfy the Participant’s minimum Withholding Taxes. Accordingly, the Participant agrees to pay to the Company or any Affiliate as soon as practicable, including through additional payroll withholding, any amount of the Withholding Taxes that are not satisfied by the withholding of Shares described above.

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(ii)       By Sale of Shares. Upon the exercise of the Company’s sole discretion and unless the Participant determines to satisfy the Withholding Taxes by some other means in accordance with clause (iii) below, the Participant’s acceptance of this Award constitutes the Participant’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on the Participant’s behalf a whole number of Shares from those Shares issuable to the Participant as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Withholding Taxes. Such Shares will be sold on the day such Withholding Taxes arise (e.g., a vesting date) or as soon thereafter as practicable. The Participant will be responsible for all broker’s fees and other costs of sale, and the Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Participant’s minimum Withholding Taxes, the Company agrees to pay such excess in cash to the Participant. The Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Participant’s minimum Withholding Taxes. Accordingly, the Participant agrees to pay to the Company or any Affiliate as soon as practicable, including through additional payroll withholding, any amount of the Withholding Taxes that is not satisfied by the sale of Shares described above.

(iii)      By Check, Wire Transfer or Other Means. At any time not less than five (5) business days (or such fewer number of business days as determined by the Committee) before any Withholding Taxes arise (e.g., a vesting date), the Participant may elect to satisfy the Participant’s Tax Withholding Taxes by delivering to the Company an amount that the Company determines is sufficient to satisfy the Withholding Taxes by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Committee.

Notwithstanding the foregoing, the Company or an Affiliate also may satisfy any Withholding Taxes by offsetting any amounts (including, but not limited to, salary, bonus and severance payments) payable to the Participant by the Company and/or an Affiliate. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all Withholding Taxes due in connection with the Award, the Participant agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not the Participant is an employee of the Company at that time.

6.          Entire Agreement; Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. These agreements are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

7.          Construction. The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

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8.          Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Agreement shall be submitted by the Participant or by the Company to the Committee. The resolution of such question or dispute by the Committee shall be final and binding on all persons.

9.          Venue and Jurisdiction. The parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought exclusively in the United States District Court for the Central District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Los Angeles) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 9 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

10.        Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

11.       Data Privacy.

(a)        The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in the Notice and this Agreement by and among, as applicable, the Participant’s employer, the Company and any Affiliate for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

(b)        The Participant understands that the Company and the Participant’s employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Units or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

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(c)        The Participant understands that Data will be transferred to any third party assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the Participant’s country, or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands, however, that refusal or withdrawal of consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.

12.        Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise prescribed by Applicable Law.

13.        Amendment and Delay to Meet the Requirements of Section 409A. The Participant acknowledges that the Company, in the exercise of its sole discretion and without the consent of the Participant, may amend or modify this Agreement in any manner and delay the issuance of any Shares issuable pursuant to this Agreement to the minimum extent necessary to meet the requirements of Section 409A of the Code as amplified by any Treasury regulations or guidance from the Internal Revenue Service as the Company deems appropriate or advisable. In addition, the Company makes no representation that the Award will comply with Section 409A of the Code and makes no undertaking to prevent Section 409A of the Code from applying to the Award or to mitigate its effects on any deferrals or payments made in respect of the Units. The Participant is encouraged to consult a tax adviser regarding the potential impact of Section 409A of the Code.

END OF AGREEMENT

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